UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: March 12, 2013

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

6750 Antioch Road

Merriam, Kansas 66204

(Address of principal executive offices, including zip code)

+61 3 6231 3529

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 12, 2013 TXO Plc issued the following statement.  TXO and Empire are both investors in Tasmanian Oil and Gas Ltd..

TXO PLC

(“TXO” or the “Company”)

AGM Statement

At today’s Annual General Meeting Tim Baldwin, Chairman of TXO plc, the AIM-listed oil and gas investment company, made the following comments:

“After a period of restructuring and reinvestment, which is substantially complete, the Board is pleased to state that the Company is now in good shape and we are confident that shareholders can look forward to a number of positive announcements, especially on our Bahamas investment.

TXO currently has investments in two assets, Grand Bahama Group Ltd ("GBG") and Tasmanian Oil and Gas Ltd ("TOG"). GBG is developing a waste oil and hydrocarbon recovery facility at Freeport, Grand Bahama, and TOG was established to fund and develop an oil and gas exploration licence in Tasmania, Australia.  TXO currently has a 30.17% holding in GBG, with an option to increase this to 43.18% by the year end, and a 43% holding in TOG, reducing to 25% upon completion of the JV arrangements currently underway.

GBG, in particular, has made excellent progress in the past few months.

Morgan Oil USA (“MOUSA”), its Kentucky based wholly owned subsidiary is expected to be profitable through the remainder of the year and following the work-over programme of all its wells, GBG expects to see a steady increase in production.

There is a considerable opportunity to drill deeper and/or horizontally and neighbouring sites in the Illinois Basin have enjoyed a lot of success in recent times by doing so.  MOUSA has recently received expressions of interest to partner in this respect from companies based both in the UK and Kentucky and a number of options are under consideration in this regard. An announcement should be expected shortly.

However, whilst MOUSA is an appreciating asset, the focus of GBG continues to be the project in Freeport, Grand Bahama. The Board of GBG recently attended the Bahamas International Investment and Business Forum Conference in Port Lucaya, Freeport on 20th and 21st February 2013.

The event, a collaborative effort between The Grand Bahama Port Authority Limited (GBPA), the Bahamas Investment Authority (BIA) and the Commonwealth Business Council (CBC) provided an excellent opportunity for the board to meet with various interested parties currently operating in the Bahamas and those proposing to invest. Freeport faces new and exciting prospects, with the widening of the Panama Canal and possible offshore oil exploration being just two of many significant activities being brought to bear. It was widely accepted that the building of a Hydrocarbon Recovery Plant was in the best interests of all concerned.

However, as a result and in addition to GBG having recently signed two five year contracts and with ongoing contract negotiations with a number of large multi-nationals for the processing of ships slops and other types of used oils, the Board of GBG feel that a  scalable plant capable of further expansion should be considered. To this end, its board is to meet and consider revisions to its existing proposals with the Grand Bahama Port Authority. This is not expected to cause any material delay to the build programme and the Hydrocarbon Recovery Plant is still scheduled to be operational later this year.

In the meantime, GBG recently secured, on long-term charter, Barge Martha, a 200ft, 350mt barge with over a 1m gallon capacity. Martha is proving to be an excellent investment and is ideally suited to offloading larger quantities of ships slops from tankers visiting the shipyard and the main oil terminal on the Island.  Since 1st February, Martha has received enquiries for offloading in excess of 500,000 gallons. In order to secure its long-term productivity GBG plans to dry-dock the barge and repaint its hull, which should also allow for branding to further promote the company services.

Whist the principal investment has been GBG, TOG has also made good progress following some modest investment by its shareholders including TXO. The plan is for TOG to raise future funding in its own right following a successful outcome to the licence appeal.

At the year-end TOG was a 100% owned by TXO but since then TOG has established a joint venture agreement with Alpha Prospects plc, Hill Street Investments plc and Empire Energy to take on and continue with the Tasmania onshore exploration activities, with TOG itself funding the project going forward, thereby limiting TXO’s exposure.

In addition, TOG has secured 50% of any counterclaim award Empire receives in its US court case against Smartwin, the original joint venture partners of the project. We expect trial or settlement of this to happen during 2013. TOG has a modest financial exposure to funding this case. The potential upside is difficult to assess but we believe a successful outcome could be very material to the value of TOG. We remain of the view that the case against Smartwin is a good one. The counterclaim is filed as to $3bn.

TOG expects to be able to resolve the licence issue with Mineral Resources Tasmania (“MRT”), the State Ministry, and expects to file affidavits shortly for the appeal to be held on the 23rd April 2013.

The company has been working with leading gas industry experts in Australia to assess the commerciality of any potential gas find. A pipeline that already exists could be utilised for the project. A new Competent Persons Report on EL14 2009 was recently completed and is available on our web site. This showed an improved risk profile and increased the resource potential on the previous report done by RPS. TOG is undertaking work to upgrade the economic evaluation of the licence with Synergy (GB) Ltd, who prepared the recent report. Synergy have appointed an independent expert to produce an analyst report for TOG and Empire for three primary purposes. First to quantify and verify the counter-claimed losses caused by Smartwin to Empire by allegedly not completing its contractual obligations, second to establish a base for commercial negotiations in relation to those ranked structures identified on the licence, and third to provide a valuation reference point for the stock market and other potential funders. It is then TOG's intention to embark on a new exploration programme with a new management to execute their business plan.  We believe that much of the uncertainty surrounding TOG will be removed over the coming months.

Following the recent fundraising, which brought in a number of new institutional investors, we have cash in the bank to satisfy our current working capital requirements for this year and we have interest being shown from additional sources looking to invest in the Company and its projects.  We have also recently set up a small liquidity facility with our broker, Fox-Davies Capital, under which the Company will benefit from accessing additional funds if the share price is above a minimum level and if liquidity in the shares is strong. This enables us to swiftly and efficiently benefit from moments of strong demand and helps to top-up working capital more cost effectively than would otherwise be the case.

The Company has seen 1.08bn shares traded in 2013 against a current issued share capital of 1.2bn shares, which at the start of the year was 540m shares. The majority of the shareholder base has been very stable indicating that some form of derivative or day trading may be at play. We are encouraged by the liquidity of the shares but concerned by the volume, given the stability of the investor base, which we are told could be due to a short position in the shares.

At today’s AGM the Board asked for approval to issue further shares for cash or to acquire investments as the Board sees fit. This does not mean that a major share issuance is planned at this time, but it does give us the flexibility to react quickly, as required.

The addition of Christopher Foster to the Board adds his 25 years of corporate finance experience across a wide spectrum of industry to a Board well versed in AIM companies and the spheres of activity that we are looking to invest in.

The Board is pleased with the progress made in the last year and expects to see the share price improve as the projects move towards fruition, and in the case of GBG the early generation of positive cashflow.”

At today’s Annual General Meeting all resolutions were duly passed.

12th March 2013

For further information, please contact:

TXO PLC

+44 (0) 207 518 4300

Tim Baldwin, Chairman

Fox-Davies Capital Limited

+44 (0) 20 3463 5000

Simon Leathers / Daniel Fox-Davies / Richard Hail

Lothbury Financial Services Limited

+44 (0) 203 440 7620

Michael Padley / Chris Roberts

Contact: Malcolm Bendall

+61 3 6231 3529

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: March 12, 2013

By:   /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer